EXECUTION VERSION 1010353182v6 THIRD AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT This Third Amended and Restated Investment Management Agreement (the “Agreement”), dated as of October 1, 2024 and effective as of October 1, 2024 (the “Third A&R Effective Date”), is by and between Fidelity & Guaranty Life Insurance Company, a life insurance company domiciled in the State of Iowa (the “Company”) and Blackstone ISG-I Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”). WHEREAS, the Company desires that the Investment Manager supervise and direct the investment and reinvestment with respect to the assets in the Company's general account (the assets in such account, together with all additions, substitutions and alterations thereto, are collectively referred to herein as the “Account”), and the Investment Manager wishes to accept such appointment on the terms and conditions set forth in this Agreement. WHEREAS, the Company and the Investment Manager entered into a Second Amended and Restated Investment Management Agreement (the “Second Amended and Restated Investment Management Agreement”), dated as of June 1, 2020 and effective as of June 1, 2020, which amended and restated the Amended and Restated Investment Management Agreement, dated as of December 31, 2019 and effective as of October 1, 2019, which amended and restated the Investment Management Agreement, dated as of November 30, 2017, between the Company and the Investment Manager. WHEREAS, the Company and the Investment Manager desire to amend and restate the Second Amended and Restated Investment Management Agreement, effective as of the Third A&R Effective Date. NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows: 1. Appointment of Investment Manager. On the terms and subject to the conditions set forth herein, the Company hereby appoints the Investment Manager as investment manager of the Account with discretionary authority to manage the investment and reinvestment of the funds and assets of the Account in accordance with the terms hereof, such discretion to be exercised at all times and in all circumstances in accordance with the Investment Manager’s fiduciary duties to the Company (subject to the limitations of liability set forth in Section 2(c) and Schedule 3 hereto), and the Investment Manager accepts such appointment. In the course of providing the services contemplated by this Agreement, the Investment Manager shall act as a fiduciary and shall discharge its fiduciary duties and exercise each of its powers under this Agreement with the care, skill and diligence that a registered investment adviser under the Investment Advisors Act of 1940, as amended, acting in a like capacity and familiar with insurance company matters, would use in the conduct of a like enterprise with like aims, taking into consideration the facts and circumstances then prevailing, and such fiduciary duties shall specifically include a duty (a) to act with good faith; (b) of loyalty to Company; (c) to provide full and fair disclosure of all material facts; (d) to employ reasonable care to avoid misleading Company; and (e) to act in a manner consistent with the Investment Guidelines for the Account as agreed to between Investment Manager and Company.

2 1010353182v6 2. Management Services; Duties of and Restrictions on Investment Manager; Sub-Managers. (a) For the avoidance of doubt and without limiting the generality of the powers conferred upon it by Section 1, the Investment Manager shall be responsible for the investment and reinvestment of the assets of the Account in accordance with the Investment Guidelines set forth in Schedule 1 attached hereto (as amended or supplemented from time to time by an agreement in writing of the Company and the Investment Manager, the “Investment Guidelines”). In connection therewith, the Investment Manager shall have full authority: (i) to buy, sell, sell short, hold and trade, on margin or otherwise and in or on any market or exchange within or outside the United States or otherwise, preferred and common stock of domestic and foreign issuers, securities convertible into preferred or common stock of domestic and foreign issuers, debt securities of and/or loans to domestic and foreign governmental issuers (including federal, state, municipal, governmental sponsored agency, global and regional development bank and export-import bank issuers) and domestic and foreign corporate issuers, investment company securities, money-market securities, partnership interests, mortgage and asset backed securities, foreign currencies and currency forwards, futures contracts and options thereon, bank and debtor-in- possession loans, trade receivables, repurchase and reverse repurchase agreements, commercial paper, other securities, futures and derivatives (including equity, interest rate and currency swaps, swaptions, caps, collars and floors), asset hedging, rights and options on all of the foregoing and other investments, assets or property selected by the Investment Manager in its discretion; (ii) to select, open, maintain or close one or more sub-accounts with any Custodian (as defined below) pursuant to the applicable Custodial Agreement (as defined below); (iii) to transfer funds (by wire transfer or otherwise) or securities (by transfer via the Depository Trust & Clearing Corporation or otherwise) (A) between the Account's Custodians (if more than one), (B) between sub-accounts maintained by any Custodian for the Account, (C) subject to Section 20(d), between the Account and any account owned by other clients of the Investment Manager or (D) to or from any brokers or dealers engaged by the Investment Manager on behalf of the Company in connection with the investments permitted herein; (iv) to select and open, maintain, and close one or more trading accounts with brokers and dealers for the execution of transactions on behalf of the Company and to negotiate, enter into, execute, deliver, perform, renew, extend, and terminate all contracts, agreements, and other undertakings on behalf of the Company with brokers, dealers, prime brokers or other counterparties, including, but not limited to, executing broker agreements; and

3 1010353182v6 (v) to effect such other investment transactions involving the assets in the Company's name and solely for the Account, including without limitation, to execute swaps, futures, options and other agreements with counterparties on the Company's behalf as the Investment Manager deems appropriate from time to time in order to carry out the Investment Manager's responsibilities hereunder. (b) The Investment Guidelines, including any amendments or supplements thereto, shall comply with the insurance laws and regulations of the State of Iowa applicable to investments of the Company (“Applicable Investment Law”). If, due to a change in Applicable Investment Law, the Company reasonably determines that the Investment Guidelines no longer conform to Applicable Investment Law, the Company may request revisions to the Investment Guidelines in order to cause the Investment Guidelines to conform to Applicable Investment Law, and the Investment Manager shall accept such revisions. (c) In accordance with the Investment Manager's policies and procedures set forth in Schedule 3 attached hereto, the Investment Manager or its agent is authorized, but shall not be required, to vote, tender or convert any securities in the Account; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; and the Investment Manager shall not incur any liability to the Company by reason of any exercise of, or failure to exercise, any such discretion in the absence of gross negligence or bad faith. (d) Notwithstanding anything in this Agreement to the contrary, the Investment Manager may, in its own discretion, but with the prior verbal or written consent of the Company, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations hereunder to one or more investment advisers (each, a “Sub- Manager”), including its affiliates; provided that (i) any such delegation shall be revocable by either the Investment Manager or the Company consistent with the terms and conditions related to the appointment of such Sub-Manager, (ii) no such designation shall relieve the Investment Manager from any of its obligations or liabilities hereunder, and the Investment Manager shall always remain responsible to the Company for all obligations or liabilities of such Sub-Manager with regards to providing such service or services as if provided by the Investment Manager and (iii) the Investment Manager shall be responsible for ensuring that any Sub-Manager complies with the Investment Guidelines. Following the Third A&R Effective Date, except as otherwise provided in the following sentence and Section 3(a), all fees and other remuneration payable to Sub-Managers (the “Sub-Manager Fees”), when combined with Management Fees paid under this Agreement, in excess of 0.30% of aggregate assets managed by Sub-Managers, shall be paid by a parent entity or other affiliate of the Company.

4 1010353182v6 3. Compensation; Expenses. (a) The Company agrees to pay, from the assets of the Account, the Investment Manager or its designee a management fee (“Management Fee”) for the services provided pursuant to this Agreement, calculated and paid in accordance with Schedule 2 attached hereto. (b) [Reserved]. (c) The Investment Manager will be responsible for all fees and expenses incurred by it in performing its obligations under this Agreement, including any fees and expenses incurred by any Sub-Manger engaged by the Investment Manager, which shall include internal costs of the Company related to the management of the Account as may be invoiced to the Investment Manager by the Company or its affiliates. For the avoidance of doubt, Account Trading and Investment Expenses of the Investment Manager and Sub-Managers shall be paid by the Company out of the assets of the Account. For purposes of this Agreement, “Account Trading and Investment Expenses” shall mean all out-of-pocket brokerage fees, brokerage commissions and all other brokerage transaction costs, stock borrowing and lending fees, interest on cash balances, custodial fees, reasonable transaction legal expenses, regulatory fees or taxes payable in respect of the Account, professional expenses (including fees in connection with the use of proxy voting services) and any other fees and expenses related to the trading and investment activity of the Account as determined by the Investment Manager (or any Sub- Manager) in good faith. 4. Custodian. (a) The assets of the Account shall be held by one or more custodians, trustees or securities intermediaries duly appointed by the Company (each, a “Custodian”), in one or more accounts at each such Custodian pursuant to custodial, trust or similar agreements approved by the Company (each, a “Custodial Agreement”). The Investment Manager may open new sub- accounts under any Custodial Agreement, and cause the assets of the Account to be held in such sub-accounts established with the applicable Custodian in accordance with such Custodial Agreement. The Investment Manager is authorized to give instructions to each Custodian, in writing, with respect to all investment decisions regarding the Account. Nothing contained herein shall be deemed to authorize the Investment Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof (in such investments as the Investment Manager may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to the Investment Manager's direction shall rest upon the Custodians. The Custodians may be changed from time to time upon the written instructions of the Company. (b) The Company shall instruct each Custodian to send the Investment Manager duplicate copies of all Account statements given to the Company by the Custodian. The Company acknowledges that it receives Account statements from each Custodian at least quarterly.

5 1010353182v6 5. Brokerage. The Company hereby delegates to the Investment Manager sole and exclusive authority to designate the brokers or dealers through whom all purchases and sales on behalf of the Account will be made. To the extent permitted by applicable law, such brokers or dealers may include affiliates of the Investment Manager. The Investment Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Account. In selecting brokers or dealers to effect transactions on behalf of the Account, the Investment Manager, subject to its overall duty to obtain “best execution” of Account transactions, will have authority to and may consider the full range and quality of the ability of the brokers or dealers to execute transactions efficiently, their responsiveness to the Investment Manager's instructions, their facilities, reliability and financial responsibility and the value of any research or other services or products they provide. The Investment Manager will not be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for the Account or to select any broker-dealer on the basis of its purported posted commission rate. As long as the services or other products provided by a particular broker or dealer (whether directly or through a third party) qualify as “brokerage and research” services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (and relevant Securities and Exchange Commission interpretations of that section) and the Investment Manager determines in good faith that the amount of commission charged by such broker or dealer is reasonable in relation to the value of such “brokerage and research services,” the Investment Manager may utilize the services of that broker or dealer to execute transactions for the Account on an agency basis even if (i) the Account would incur higher transaction costs than it would have incurred had another broker or dealer been used and (ii) the Account does not necessarily benefit from the research or products provided by that broker or dealer. 6. Limitation of Liability; Indemnification. (a) The Investment Manager does not guarantee the future performance of the Account or any specific level of performance, the success of any investment decision or strategy that the Investment Manager may use, or the success of the Investment Manager's overall management of the Account. The Investment Manager does not provide any express or implied warranty as to the performance or profitability of the Account or any part thereof or that any specific investment objectives will be successfully met. The Company understands that investment decisions made by the Investment Manager on behalf of the Account are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. (b) The Investment Manager, any affiliate of the Investment Manager or any member, partner, shareholder, principal, director, officer, employee or agent of the Investment Manager or any such affiliate (each, an “Investment Manager Party”) shall not be liable for any loss, liability or damage (“Losses”) resulting from: (i) any act or omission (including any such acts or omissions deemed to constitute willful misconduct, negligence, or bad faith) of any independent representative, consultant, independent contractor, broker, agent or other person (other than any Sub-Manager) who is selected, engaged or retained by the Investment Manager in connection with the performance of ministerial services, without investment management discretion, under this Agreement, unless such person was selected, engaged or retained by the Investment Manager in a grossly negligent manner or in bad faith; (ii) any act or failure to act by any Custodian or any other third party (other than any Sub-Manager); (iii) the failure by the

6 1010353182v6 Investment Manager or any Sub-Manager to adhere to any limitations or restrictions contained in the Investment Guidelines as a result of changes in market value, additions to or withdrawals from the Account, portfolio rebalancing or other non-volitional acts of the Investment Manager or any Sub-Manager; (iv) any act or omission by the Investment Manager or any Sub-Manager in connection with the performance of its services under this Agreement, except in cases of willful misconduct, gross negligence, bad faith or reckless disregard by the Investment Manager or such Sub-Manager of the obligations and duties of the Investment Manager under this Agreement; or (v) revisions to the Investment Guidelines pursuant to Section 2(b). The Investment Manager shall have no liability for any Losses suffered, and shall be fully indemnified by the Company for any Losses it may suffer, as the result of any actions it takes or any actions it does not take based on instructions received from any of the authorized persons of the Company reasonably believed by the Investment Manager to be genuine. The Investment Manager may consult with legal counsel at its cost and expense concerning any question which may arise with reference to this Agreement or its duties hereunder. (c) The Investment Manager shall indemnify, defend, hold and save harmless the Company, any affiliate of the Company or any member, partner, shareholder, principal, director, officer, employee or agent of the Company or any such affiliate (each, a “Company Party”) against any Losses, costs and expenses (including, without limitation, any interest, penalties and reasonable attorneys’ fees incurred in connection with the defense of Proceedings) to the extent arising from: (i) any inaccuracy in or breach of the representations and warranties made by the Investment Manager contained in Section 8(b) of this Agreement, (ii) any breach or failure by the Investment Manager to perform any of its covenants or obligations contained in this Agreement, (iii) any act or omission by the Investment Manager deemed to constitute a breach of the standard of care set forth in Section 1 of this Agreement or (iv) any bad faith, willful misfeasance, gross negligence or reckless disregard of duties in connection with the performance by Investment Manager, its officers, agents and employees of its obligations under this Agreement. The Investment Manager will provide written notice to the Company promptly if the Investment Manager identifies any matter that is or is reasonably likely to result in a breach of this Agreement. (d) The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Company may have under those laws. 7. Termination. (a) Either party may terminate this Agreement upon thirty (30) calendar days prior written notice (a “Termination Notice”) or such shorter period of time as the parties may agree in writing. Such prior notice shall also be given to the Commissioner of the Iowa Insurance Division. (b) Termination of this Agreement shall not, however, affect liabilities and obligations incurred or arising from transactions initiated under this Agreement prior to the termination date, or consummation of any transactions initiated prior to the receipt by one party of the other party’s notice of termination. Following a Termination Notice, the Investment Manager shall work with the Company to effect a prompt and orderly transition of the portfolio;

7 1010353182v6 provided, however, that the Investment Manager will have no obligation to recommend any action with respect to, or to liquidate, the assets in the portfolio nor shall the Investment Manager be required to incur any out of pocket expense. (c) Prior to any termination of this Agreement, the Company shall provide written notice of such termination to the Iowa Insurance Division. 8. Representations, Warranties and Covenants. (a) The Company represents and warrants to the Investment Manager as follows: (i) the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; (iii) the execution, delivery and performance of this Agreement by the Company do not violate (A) any law applicable to the Company, (B) any provision of the constituent documents of the Company, or (C) any agreement or instrument to which the Company is a party, except for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement; (iv) no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with the execution, delivery and performance of this Agreement other than those already obtained; (v) the Company is an insurance company; (vi) the Company is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended) nor exempt from the definition of investment company by reason of Section 3(c)(1) of such Act; (vii) the Company is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QIB; (viii) the Company is a “qualified eligible person” (“QEP”) as defined in Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”), and the

8 1010353182v6 Company will promptly notify the Investment Manager if the Company ceases to be a QEP, and hereby consents to be treated as an “exempt account” under CFTC Rule 4.7 by the Investment Manager or any Sub-Manager, as the case may be; (ix) the Company is a “qualified purchaser” (“QP”) as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QP; (x) none of the assets contained in the Account are or will be “plan assets” of an employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended; and (xi) the Company has adopted appropriate anti-money laundering policies and procedures consistent with the applicable requirements of the USA PATRIOT Act and any other applicable anti-money laundering laws and regulations. (b) The Investment Manager represents and warrants, and with respect to clause (vi) below, covenants, to the Company as follows: (i) the Investment Manager has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; (iii) the execution, delivery and performance of this Agreement by the Investment Manager do not violate (A) any law applicable to the Investment Manager, (B) any provision of the articles of incorporation or by-laws of the Investment Manager, or (C) any agreement or instrument to which the Investment Manager is a party, except for such violations as would not have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement; (iv) no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with the execution, delivery and performance of this Agreement other than those already obtained; (v) the Investment Manager is registered under the Investment Advisers Act of 1940, as amended, as an “investment adviser”; and

9 1010353182v6 (vi) the Investment Manager shall continue to be registered under the Investment Advisers Act of 1940, as amended, as an “investment adviser” for as long as this Agreement is in full force and effect or until this Agreement is otherwise terminated in accordance with Section 7. 9. Asset Hedging Activities. The Company hereby authorizes the Investment Manager to enter into, in the name, and on behalf, of the Company, such over-the-counter, exchange traded and other asset hedging and derivative transactions with respect to the Account (including executing any and all contracts or agreements related thereto) as are permitted pursuant to the Investment Guidelines and in accordance with the Company’s derivative use plan as adopted by the Company’s Board of Directors (each such transaction, a “Derivative Transaction”) and any such Derivative Transaction shall be the responsibility of the Company. 10. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, facsimile, e-mail, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows: (a) If to the Company: Fidelity & Guaranty Life Insurance Company 801 Grand St. Ste. 2600 Des Moines, Iowa 50309 Attention: Megan Ford (b) If to the Investment Manager: Blackstone ISG-I Advisors L.L.C. 345 Park Avenue New York, New York 10154 Email: Robert.Young@blackstone.com Attention: Robert Young Managing Director and General Counsel Addresses may be changed by notice in writing signed by the addressee. 11. No Assignment. This Agreement may not be assigned by any party to this Agreement without the prior written consent of the other parties hereto. For purposes of the preceding sentence, the term “assign” shall have the meaning given the term “assignment” in Section 202(a)(1) of the Advisers Act and Rule 202(a)(1)-1 thereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties hereto and their successors and permitted assigns, in each case provided that such successor or assignee agrees to be bound by the terms and conditions of this Agreement. 12. Governing Law. To the extent consistent with any mandatorily applicable federal law, this Agreement shall be governed by the laws of the State of Iowa without giving

10 1010353182v6 effect to any principles of conflicts of law thereof that would permit or require the application of the law of another jurisdiction and are not mandatorily applicable by law. 13. Iowa Insurance Law Requirements. (a) If the Company is placed in receivership or seized by the Iowa Insurance Commissioner (the “Commissioner”) under the Iowa Receivership Act: (1) all of the rights of the Company under this Agreement extend to the receiver or the Commissioner; and (2) all books and records will immediately be made available to the receiver or the Commissioner and shall be turned over to the receiver or the Commissioner immediately upon the receiver's or the Commissioner's request. (b) The Investment Manager does not have any automatic right to terminate the agreement if the Company is placed in receivership pursuant to Iowa Code chapter 507C. (c) The Investment Manager agrees to continue to maintain any systems, programs, or other infrastructure notwithstanding a seizure by the Commissioner under Iowa Code chapter 507C, and will make them available to the receiver for so long as the Investment Manager continues to receive timely payment for services rendered. 14. Arbitration. Any controversy arising out of or in connection with this Agreement shall be settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction. Without giving effect to Section 12, any such arbitration and this Section 14 shall be governed by Title 9 of the U.S. Code (Arbitration). 15. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the forgoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph. 16. Right to Audit. The Company and its representatives shall have the right, at its own expense, to conduct an audit of the relevant books, records and accounts of the Investment Manager related to the Account during normal business hours upon giving reasonable notice of their intent to conduct such an audit. In the event of such audit, the Investment Manager shall comply with the reasonable requests of the Company and its representatives and provide access to all books, records and accounts necessary to the audit and the Company shall reimburse the Investment Manager for its reasonable costs and expenses in connection with such audit. 17. Books and Records. The Investment Manager shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of the Company in respect of the Account.

11 1010353182v6 18. Reports. The Investment Manager shall furnish the Company with such reports relating to the Account as the Company shall from time to time reasonably require. 19. Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or gross negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes. 20. Non-Exclusive Dealings with and by Investment Manager Parties; Conflicts of Interest. (a) Although nothing herein shall require the Investment Manager to devote its full time or any material portion of its time to the performance of its duties and obligations under this Agreement, the Investment Manager shall furnish continuous investment management services for the Account and, in that connection, devote to such services such of its time and activity (and the time and activity of its employees) during normal business days and hours as it shall reasonably determine to be necessary for the Account to achieve its investment objective(s); provided, however, that nothing contained in this Section 20(a) shall preclude the Investment Manager Parties from acting, consistent with the foregoing, either individually or as a member, partner, shareholder, principal, director, trustee, officer, official, employee or agent of any entity, in connection with any type of enterprise (whether or not for profit), regardless of whether the Company, Account or any Investment Manager Party has dealings with or invests in such enterprise. (b) The Company understands that the Investment Manager will continue to furnish investment management and advisory services to others, and that the Investment Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Account. The Company further understands that the Investment Manager Parties may or may not have an interest in the securities whose purchase and sale the Investment Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Investment Manager Parties or other investors may take with respect thereto. Furthermore, the Company understands and agrees that each Investment Manager Party shall have the right to engage, directly or indirectly, in the same or similar business activities or lines of business as the Investment Manager and any other Investment Manager Party and no knowledge or expertise of any Investment Manager Parties or any opportunities available to such Investment Manager Parties shall be imputed to the Investment Manager or any other Investment Manager Parties. (c) The Company agrees that the Investment Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Investment Manager Parties are directors or officers, or companies as to which the Investment Manager Parties have any substantial economic interest or possesses material non-public information, unless the Investment Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Company or discloses such conflict to the Company prior to rendering such advice or services with respect to the Account.

12 1010353182v6 (d) From time to time, when determined by the Investment Manager to be in the best interest of the Company, the Account may purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by the Investment Manager or an affiliate at prevailing market levels in accordance with applicable law and utilizing such pricing methodology determined to be fair and equitable to the Company in the Investment Manager's good faith judgment. (e) Consistent with applicable law, the Company hereby authorizes the Investment Manager to effect securities transactions on behalf of the Account with its affiliated broker-dealers, and understands that such affiliated broker-dealers may retain commissions in connection with effecting any transactions for the Account. The Investment Manager and any affiliated broker-dealers are also hereby authorized, consistent with applicable law, by the Company to execute agency cross transactions on behalf of the Account. Agency cross transactions may facilitate a purchase or sale of a block of securities for the Account at a predetermined price and may avoid unfavorable price movements which might otherwise be suffered if the purchase or sale order were exposed to the market. However, the Investment Manager and its affiliated broker-dealers may receive commissions from, and therefore may have a potentially conflicting division of loyalties and responsibilities regarding, both parties to an agency cross transaction. The Company understands that its authority to the Investment Manager to effect agency cross transactions for the Company is terminable at will without penalty, effective upon receipt by the Investment Manager of written notice from the Company. 21. Aggregation and Allocation of Orders. The Company acknowledges that circumstances may arise under which the Investment Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Investment Manager's clients' accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company acknowledges that, while the Investment Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on a fair and reasonable basis, the Investment Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Account, the Investment Manager may average the various prices and charge or credit the Account with the average price. 22. Investment Manager Independent. For all purposes of this Agreement, the Investment Manager shall be deemed to be an independent contractor and shall have no authority to act for, bind or represent the Company or the Company's shareholders in any way, except as expressly provided herein, and shall not otherwise be deemed to be an agent of the Company. Nothing contained herein shall create or constitute the Investment Manager and the Company as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other person, except as expressly provided herein.

13 1010353182v6 23. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein. 24. Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed to the greatest extent practicable in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement. 25. Counterparts; Amendment. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may not be modified or amended, except by an instrument in writing signed by the party to be bound or as may otherwise be provided for herein. 26. Business Day. For the purpose of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law or executive order to close in Des Moines, Iowa or New York, New York.

[Signature Page to Third Amended and Restated Investment Management Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT. Blackstone ISG-I Advisors L.L.C. Name: Robert Young Title: Managing Director and General Counsel Fidelity & Guaranty Life Insurance Company Name: Title: Leena Punjabi EVP, Chief Investment Officer

IG-1 1010353182v6 Schedule 1 Investment Guidelines Objective Manage the investments of the Company’s assets in a prudent manner including, but not limited to, considering the safety of the Company’s principal, investment yield and return, stability in the value of the investment, and liquidity necessary to meet the Company’s obligations to policyholders, expected business needs and investment diversification. I. Investment Guidelines The Company is a life insurance company domiciled in the State of Iowa and is subject to the Iowa Code (as amended) (“Iowa Code”). Section 511.8 of the Iowa Code governs investments by Iowa domiciled life insurance companies. Section 511.8 of the Iowa Code is attached hereto as Schedule 1-A for reference. The Investment Manager shall ensure that all investments made on behalf of the Company comply with Section 511.8 of the Iowa Code. Notwithstanding anything to the contrary in the Iowa Code, the below general requirements apply to all investments: A. Determination of Ratings: Investment Grade means having a rating of not less than Baa3 by Moody’s Investors Service or BBB- by Standard and Poor’s Corporation, or a comparable rating by any nationally recognized rating service, or a rating of not less than 2 by the National Association of Insurance Commissioners (NAIC). Medium (NAIC 3) and Lower (NAIC 4-6) grade investments are determined by the NAIC rating or equivalent rating. B. Purchased at market value: Investments may not be purchased at prices above market value. C. Sector Diversification: Applies to the consolidated portfolio within each legal entity: i. Barclays Sector Class 2 or Level 2 – limited to 50% of net admitted assets (i.e. Sovereign, Financial, Industrial, Utility, Agencies, CMBS, ABS). ii. Barclays Sector Class 3 or Level 3 – limited to 15% of net admitted assets (i.e. Banking, Basic Industry, Insurance, Electric, Treasuries, Agency CMBS), with the exception of CLOs, which are separated from other ABS for purposes of reporting Barclays Sector Class 3 or Level 3. iii. Quality: The quality of the consolidated portfolio within each legal entity should be at or above A3 or A-, based on rating agency ratings or an equivalent SVO rating if appropriate.

IG-2 1010353182v6 D. Certain Investments: Notwithstanding anything to the contrary in the Iowa Code, the following types of investment shall require prior written approval from the Company: i. Securities lending, repurchase, reverse repurchase, and dollar roll transactions (as contemplated by Iowa Code §511.8 Sec 14) ii. Derivative transactions (as contemplated by Iowa Code §511.8 Sec 16) iii. Additional investments not explicitly authorized under the Iowa Code (as contemplated by Iowa Code §511.8 Sec 20)

Sch. 1-A - 1 1010353182v6 Schedule 1-A [To attach Iowa Code Section 511.8]

Sch. 2-1 1010353182v6 Schedule 2 Management Fee Schedule1 Capitalized terms used but not otherwise defined in this Schedule 2 have the meanings ascribed to such terms in the Agreement. 1. Definitions: “Aggregate Runoff Profile AUM” shall mean the aggregate Runoff Profile AUM of each Company (as defined in the IMA Commitment Letter) managed by the Investment Manager. “Existing SMA Fee Agreement” shall mean that certain Amended and Restated Sub- Manager Fee Agreement, dated as of June 1, 2020, by and among the Investment Manager, FGAL, and solely for the purposes of Section 3 thereof, FNF, as (or as may be) amended (including by the Amendment) or amended and restated from time to time. “IMA Commitment Letter” shall mean that certain Amended and Restated Investment Management Agreement Commitment Letter, dated as of June 1 2020, by and among Blackstone ISG-I Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”), F&G Annuities & Life Inc., a Delaware corporation (as assignee of CF Bermuda Holdings Limited, a Bermuda exempted company (as successor by merger to FGL Holdings)) (“FGAL”), and solely for the purposes of Section 5 thereof, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), as (or as may be) amended (including the Amendment) or amended and restated from time to time. “New AUM” shall mean the portion of the Company’s assets of the Account that do not constitute “Runoff Profile AUM”. “Quarter-End Runoff Management Fee Rate” for each calendar quarter shall mean the applicable Runoff Management Fee Rate for such calendar quarter. “Runoff Profile AUM” shall be calculated in the manner set forth in Annex I hereto. 2. Management Fee. In consideration of the services performed under the Agreement: Runoff Profile AUM With respect to Runoff Profile AUM only, the Company shall pay the Investment Manager a “Runoff Management Fee” for each calendar quarter equal to the per annum Quarter-End Runoff Management Fee Rate for such quarter of the Runoff Profile AUM. 1 Other than the applicable Sub-Manager Fees as set forth in the Sub-Manager Fee Agreement, there will be no management fee payable to the Investment Manager in respect of New AUM.

Sch. 2-2 1010353182v6 The Runoff Management Fee Rate will be calculated based on the Aggregate Runoff Profile AUM, such that the Investment Manager’s per annum Runoff Management Fee will be 0.26% of such Aggregate Runoff Profile AUM up to $25 billion, 0.24% of such Aggregate Runoff Profile AUM above $25 billion and up to $34 billion, and 0.12% in respect of such Aggregate Runoff Profile AUM above $34 billion. Accordingly, the “Runoff Management Fee Rate” for the Account shall, for any calendar quarter, be equal to: if the Aggregate Runoff Profile AUM is less than or equal to $25 billion, 0.26%; if the Aggregate Runoff Profile AUM exceeds $25 billion, but is less than or equal to $34 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion and (ii) 0.24% multiplied by the excess of Aggregate Runoff Profile AUM for such quarter over $25 billion and where (y) is equal to Aggregate Runoff Profile AUM for such quarter; if Aggregate Runoff Profile AUM exceeds $34 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion, (ii) 0.24% multiplied by $9 billion and (iii) 0.12% multiplied by the excess of Aggregate Runoff Profile AUM for such quarter over $34 billion and where (y) is equal to Aggregate Runoff Profile AUM for such quarter. If the period in respect of which a Runoff Management Fee is payable is less than a calendar quarter, then the Runoff Management Fee shall be pro-rated accordingly. 3. Sub-Management Fees. All applicable Sub-Manager Fees required to be paid under the Existing SMA Fee Agreement, as amended, shall continue to be paid in respect of all assets held in the Account in accordance with the terms of the Existing SMA Fee Agreement. 4. Valuation. The Custodian shall be responsible for determining the value of the Account and shall submit a proposed valuation of the Account as of each quarter-end to the Investment Manager. The parties agree to negotiate in good faith as to any objections raised by the Investment Manager about the valuation of assets in the Account for purposes of determining the Runoff Management Fee. 5. Payment of Fees. The Runoff Management Fee or Sub-Manager Fees set forth in the Existing SMA Fee Agreement, as applicable, will be calculated, billed, and paid quarterly in arrears, based on the Aggregate Runoff Profile AUM Quarter-End Runoff Management Fee Rate of the Account as of the last business day of the relevant quarter, or in the case of any partial quarterly period, the last business day of such period. Any fee payable by the Company hereunder will be paid by Company within 10 Business Days following receipt by the Company of an invoice for such fee, detailing the calculation of such fee. Upon termination of the Agreement, any outstanding Runoff Management Fee shall become immediately payable by the Company.

Sch. 2-3 1010353182v6 Annex I “Runoff Profile AUM” shall be determined as of the end of each calendar quarter, and shall be an amount equal to (a) the Average Applicable Reserves during such calendar quarter, multiplied by (b) 1.07, multiplied by (c) the Market Value/Carrying Value Adjustment Factor as of the end of such calendar quarter. The Runoff Profile AUM shall be calculated by the Company in good faith as of the last day of each calendar quarter, and a statement setting forth the details of such calculation (the “Runoff Profile AUM Statement”) reflecting in detail the Runoff Profile AUM determination, as well as the Statutory Reserves, Average Applicable Reserves, Portfolio Market Value and Portfolio Statutory Book Value, shall be delivered by the Company to the Investment Manager no later than ten (10) Business Days following the end of each calendar quarter. Each such Runoff Profile AUM Statement shall include reasonable supporting detail with respect to the calculations reflected therein. The Investment Manager shall provide any valuation or other information required for the Company to calculate the Runoff Profile AUM in a timely manner. Definitions “Applicable In-Force Policies” shall mean all insurance policies and annuity contracts together with all binders, slips, certificates, endorsements and riders thereto, in each case issued or assumed by the Company and in force as of 12:01 a.m. (Central Time) on March 31, 2023. “Average Applicable Reserves” shall mean, as of any date of determination, (a) (i) the Statutory Reserves as of the end of the most recently ended calendar quarter plus (ii) the Statutory Reserves as of the end of the next preceding calendar quarter, divided by (b) two (2). “GAAP” shall mean generally accepted accounting principles in the United States. “Market Value/Carrying Value Adjustment Factor” shall mean the (i) Portfolio Market Value as of the end of such calendar quarter divided by (ii) the Portfolio Statutory Book Value as of the end of such calendar quarter. “Portfolio Market Value” shall mean the fair market value of all the investment assets held in the Account, determined in accordance with GAAP, consistently applied. “Portfolio Statutory Book Value” shall mean the Statutory Book Value of all the investment assets held in the Account. “SAP” shall mean, with respect to the Company, the statutory accounting principles prescribed by the governmental authority charged with the supervision of insurance companies in the jurisdiction in which such Company is domiciled, consistently applied. “Statutory Book Value” shall mean, with respect to any investment asset held in the Account, as of any date of determination, the amount permitted to be carried by the

Sch. 2-4 1010353182v6 Company determined in accordance with SAP, consistently applied, without regard to any permitted practice applicable to the Company. “Statutory Reserves” shall mean, as of any date of determination, the aggregate statutory reserve (including reserve items for claims incurred but not reported, claims in the course of settlement, escheat or abandoned property liabilities, any asset valuation reserves, any interest maintenance reserves and any cash flow testing reserves) maintained by the Company for all Applicable In-Force Policies, calculated in accordance with SAP.

1010353182v6 Schedule 3 Proxy Policies and Procedures Schedule [See attached.]

Highly Confidential BLACKSTONE ISG-I ADVISORS L.L.C. PROXY VOTING POLICIES AND PROCEDURES UPDATED: AUGUST 2017 I. Policy When the Advisor has discretion to vote the proxies of its Clients, the Advisor will vote these proxies in the best interest of the Clients and in accordance with these policies and procedures. These policies and procedures are a supplement to, and form a part of, BISA’s Supplemental Policies & Procedures. Capitalized terms used in these Proxy Voting Policies & Procedures without definition are defined in the Supplemental Policies & Procedures. II. Proxy Voting Procedures For the Advisor, proxies may arise in the context of requests for consent or other votes requested by portfolio companies. All proxies will be received by the BISA Operations and Fund Administration Team or the third party Fund Administrator for the applicable Client and will be sent to the Advisor’s compliance team, who are responsible for monitoring and documenting the proxy voting process. The Fund Administrator will then: 1. Deliver a summary of the proposed changes to the portfolio management team Lead (the “PMT Lead”), who will determine the appropriate course of action. 2. Provide the PMT Lead with a list of Clients that invest in the portfolio company in question and the date by which the Advisor must vote the proxy. 3. Complete the consent form provided by the portfolio company and prepare it for execution by the appropriate authorized signatory. All proxies will be returned by the BISA Operations and Fund Administration Team or the third party Fund Administrator to the relevant addressee. 4. Maintain records relating to each proxy, including: (i) a copy of the proxy; (ii) the voting decision with regard to the proxy; (iii) any documents created by the Advisor, or others, that were material to the voting decision; (iv) a record of each written request from an investor for proxy voting information; and (v) the Advisor's written response to any such request (oral or written). Such records shall be maintained by the Advisor’s compliance team and the BISA Operations and Fund Administration Team or the third party Fund Administrator for a period of not less than 5 years, the first two years in the BISA Operations and Fund Administration Team or the third party Fund Administrator’s offices in either hard copy or electronic copy form, from the end of the fiscal year during which the records were last updated. 5. Maintain a copy of these policies and procedures and all amendments thereto. If a Client holds publicly traded securities, the Client’s securities may be borrowed, hypothecated, rehypothecated or pledged by the Client’s custodian on the record date for determining eligibility to vote a proxy. In such case, the Client typically will not be eligible to vote the securities. The Advisor does not believe it is necessary or practical to insist that the custodians “lock up” the Client’s securities at all times (i.e., not allow the Client’s securities to be borrowed, hypothecated, rehypothecated or pledged). However, the Advisor will request that the custodian “lock up” the Client’s securities on a record date if the vote in question is material to the Client’s investments.

Highly Confidential III. Voting Guidelines In the absence of specific voting guidelines from a Client, the Advisor will vote proxies in the best interests of the Client, as determined by the Advisor in its discretion. The Advisor may elect not to vote certain routine proxies where the Advisor determines that doing so would be unduly burdensome. IV. Conflicts of Interest The Advisor’s General Counsel and compliance team will identify any conflicts that exist between the interests of the Advisor and its Clients. This examination will include a review of the relationship of the Advisor and its Affiliates with the issuer of the security to determine whether the manager or issuer has any relationship with the Advisor or an Affiliate. If a material conflict exists, the Advisor will determine the appropriate course of action. Such course of action may include, without limitation, consulting with the Client or following the recommendation of a proxy consulting firm that is not an Affiliate of the Advisor. V. Disclosure The Advisor will disclose in Part 2A of its Form ADV that Clients may obtain a copy of these policies and procedures and may review in the Advisor’s offices information on how the Advisor voted proxies relating to such Fund’s or Customized Vehicle’s portfolio. Such information will include, with respect to each voted proxy, (1) the name of the issuer; (2) the proposal voted upon; and (3) how the Advisor voted the proxy. Similar disclosures and practices will be followed for Clients which are Funds or Customized Vehicles, as applicable, by providing such disclosure in the Governing Documents of such Fund’s or Customized Vehicle’s Governing Documents.. VI. Class Actions When a recovery is achieved in a class action, Clients who owned shares in the company subject to the action have the option to either: (1) opt out of the class action and pursue their own remedy; or (2) participate in the recovery achieved via the class action. If class action documents are received by the Advisor on behalf of a Client, and the Client has not retained authority to make such determinations, the General Counsel and other relevant employees will determine whether it is in the best interests of the Client to participate in, or opt out of, the class action. The General Counsel and the compliance team will maintain appropriate documentation. If the Client has retained the authority to make such determination, the class action documents shall be promptly forwarded to the Clients.